SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              WEB4BOATS.COM, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                                             84-1080043
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            identification No.)

                                 P.O. Box 1028
                          La Jolla, California 92038
                                (858) 459-2628
                   (Address of principal executive offices)

               	Individual Plans for Dennis Schlagel;Dana Anderson;Charles
Aker
                             (Full title of plan)

                               Mr. Dennis Schlagel
                                   President
                                 P.O. Box 1028
                              La Jolla, CA 92038
                    (Name and address of agent for service)

                                (858) 459-2628
          (Telephone number, including area code of agent for service)

                          CALCULATION OF REGISTRATION FEE
=============================================================================
Title of                      Proposed maximum  Proposed maximum    Amount of
securities     Amount to be  offering price  Aggregate offering  Registration
to be registered  registered      per share         Price             fee
=============================================================================
Common Stock
($.001 par
value)        1,100,000        $0.125                $137,500      $36.30
=============================================================================
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average high and low prices on January 24, 2001

                                    PART I

             INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

          *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by Web4Boats.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

          (a) the Company's General Form for Registration of Securities of Small Business Issuers Under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 on Form 10SB;

          (b) all other reports filed by the Company pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a), above; and

          (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that de-registers all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

          Our certificate of incorporation provides that directors and officers shall be indemnified to the fullest extent allowed by the laws of Delaware. Our bylaws provide that no director of officer of the Company shall be liable for the acts, defaults, or omissions of any other director or officer, or for any loss sustained by the Company, unless the same has resulted from his or her own willful misconduct, willful neglect or negligence. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of our Company shall be paid by the Company unless such officer or director is adjudged liable for negligence or misconduct in the performance of his or her duties.

          This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     Exhibit
     NO.                    Description
     ---                    -----------

     4.0       Consulting Agreement for Dennis Schlagel
     4.1       Consulting Agreement for Dana Anderson
     4.2       Consulting Agreement for Charles Aker
     5.1 Opinion of Counsel regarding the legality of the securities registered hereunder.

     23.1      Consent of Carl S. Sanko

     23.2      Consent of Counsel (Included as part of Exhibit 5.1)

     24        Power of Attorney (Contained within Signature Page)

Item 9.   Undertakings

(a)       The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act 1933:

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on October 17, 2000

                               Web4Boats.com, Inc.


                               By:  /s/ Dennis Schlagel
                                    ----------------------------------
                                    Dennis Schlagel, President & Director



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Schlagel and Blair J. Merriam, each of them acting individually as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                            Date
----------                  -----                            ----

/s/ Blair J. Merriam     General Manager                January 26, 2001
--------------------
Blair J. Merriam

/s/ Dennis Schlagel      Chief Financial Officer and    January 26, 2001
--------------------     Chief Accounting Officer
Dennis Schlagel

/s/ Daniel Thornton      Director                       January 26, 2001
--------------------
Daniel Thornton




                               INDEX TO EXHIBITS

     Exhibit                                                     Sequentially
     NO.                    Description                        Numbered Pages
     ---                    -----------                        --------------

     4.0       Consulting Agreement for Dennis Schlagel
     4.1       Consulting Agreement for Dana Anderson
     4.2       Consulting Agreement for Charles Aker
     5.1 Opinion of Counsel regarding the legality of the securities registered hereunder.

     23.1      Consent of Carl S. Sanko

     23.2      Consent of Counsel (Included as part of Exhibit 5.1)

     24        Power of Attorney (Contained within Signature Page)


								Exhibit 4.0
January 2, 2001




Daniel W. Thornton
Web4boats.com, Inc.
PO Box 1028
La Jolla, CA 92038-1028


Re: S-8 Stock for Services Rendered


Dear Daniel,

This will confirm that I am giving authority to Web4boats.com, Inc. to issue 600,000 shares of S-8 stock in my name for services rendered to the company for the months of October, November, December, 2000. The value of my services owing for these three months is $42,000.00, and I hereby accept the above stated quantity of stock at its value of seven cents ($0.07) per share. It is acceptable to, and agreed to by me that the shares be issued in the company's next S-8 registration in January, 2001.

Sincerely,
  /s/ Dennis Schlagel
---------------------
Dennis Schlagel


Agreed to and accepted.

   /s/ Daniel Thornton
----------------------
by Daniel Thornton
President
Web4Boats.com, Inc.





								Exhibit 4.1
CONTRACT FOR PROFESSIONAL SERVICES

	This agreement is entered into by and between Web4Boats.com, Inc., a corporation duly organized and operating under the laws of the State of Delaware, whose principal place of business is P.O. Box 1028, La Jolla, CA 92038, and Dana Anderson whose business address is 2235 East Flamingo Road, Ste. 206, Las Vegas, NV 89119, hereinafter referred to as Contractor.

	In consideration of the mutual promises, covenants and representations made herein, the parties agree as follows:

	WHEREAS, Web4Boats.com, Inc. is a corporation duly organized and operating under the laws of the State of Delaware; and

	WHEREAS, Web4Boats.com, Inc. is engaged in the lawful business of expanding its business holdings by attempting to acquire diversified business entities that fit into its business plan and goals, as well as enter into agreements with diversified business entities for the purposes of marketing various products; and,

	WHEREAS, Web4Boats.com, Inc. desires to establish a professional consulting relationship with Contractor for the express purpose of having Contractor endeavor to use their professional contacts, expertise, and efforts towards presenting Web4Boats.com, Inc. with potential business entities for acquisition by Web4Boats.com, Inc., or for the purpose of allowing Web4Boats.com, Inc. to enter into agreements with other business entities to market various products; and

	WHEREAS, Contractor is desirous of formalizing a contractual relationship with Web4Boats.com, Inc. for the express purpose of locating prospective and acceptable business entities for possible acquisition by Web4Boats.com, Inc., or for Web4Boats.com, Inc. to enter into agreements with other business entities for the express purpose of marketing various products;

	THUS, THE PARTIES AGREE AS FOLLOWS:




ARTICLE ONE: IDENTIFICATION OF THE PARTIES TO BE BOUND BY THIS AGREEMENT

Section 1.01	The parties to this agreement are Web4Boats.com, Inc.
[hereafter referred to as "Web4Boats"] and Dana Anderson [hereinafter referred to as "Contractor"].

Sections 1.02	For the purposes of this agreement, the parties' respective
addresses are:
Web4Boats: P.O. Box 1028, La Jolla, CA 92038; and
Contractor: 2235 East Flamingo Road, Ste. 206, Las Vegas, NV 89119.

Section 1.03	Any formal notices or communications needed to be made
pursuant to this agreement, with the exception of typical daily communications necessary in order to fulfill the services which are the subject matter of this agreement, must be made to the respective parties at the addresses indicated in

Section 1.02

ARTICLE TWO: THE TERM OF THIS AGREEMENT

Section 2.01	This agreement, and the covenants and obligations assumed by the parties hereunder, shall last for a specific term of six (6) months from the date this agreement is signed by the parties hereto. If the parties hereto do not sign this agreement on the same day, then the term of the agreement shall be six (6) months from the latter date this agreement is signed by either party.

Section 2.02	After this agreement becomes effective by both parties signing it, and after the six-month term expires, this agreement may be renewed for another six (6) month term, as long as both parties are amenable to such a renewal. This renewal shall be accomplished by the parties signing a letter of renewal at least thirty (30) days before the original or pending six month term expires. This letter of renewal need only refer to this agreement and this subsection, and essentially state that both parties agree to a single six-month extension. Both parties must sign the letter of renewal. Once signed, the exact terms of this contract will be extended another six months, along with the same obligations and consideration on each parties behalf, that is, Contractor will continue to provide the same services provided for herein to Web4Boats, and Web4Boats will compensate Contractor similarly as provided for in the first or then pending six month term.

Section 2.03	If the parties do decide to renew the terms of this agreement for a successive six (6) month term, all of the terms, provisions, covenants and obligations of this agreement will be renewed, unless otherwise modified pursuant to the express agreement of the parties herein.

ARTICLE THREE: TERMINATION OF THIS AGREEMENT

Section 3.01	If, after the original six (6) month term of this agreement, neither Web4Boats or Contractor desire to continue on with the provisions hereof, then the declining party shall communicate this fact to the each other at least thirty days before the expiration of the six month term, and the contract will lapse due to expiration of time.

Section 3.02	If, however, either party commits a material breach of the
covenants and obligations assumed hereunder, then, for cause, the non-breaching party may choose to terminate this agreement, and stop either performing the services called for herein, or cease paying the consideration called for in this agreement. A material breach of this agreement will mean either party's failure to live up to the covenants and obligations assumed hereunder. If either party believes that a material breach of this agreement has, or is about to occur, then the ostensible non-breaching party shall communicate in writing with the breaching party and attempt to resolve any dispute. If the dispute cannot be resolved, then the parties agree to submit the dispute to arbitration. The parties shall choose an arbitrator from the list of arbitrators available at the San Diego County Superior Court, located at 330 West Broadway, San Diego, CA, 92101. The parties shall bear the costs of arbitration equally. The parties agree that the arbitration shall be non-binding and shall be governed by the rules set forth in the California Code of Civil Procedure applying to Civil Arbitration. The parties agree that if arbitration or other legal proceedings need to be initiated to enforce the terms or provisions of this agreement, the prevailing party, as that party is determined by an arbitrator or a court of competent jurisdiction, shall have the right to recover all costs and reasonable attorneys fees.

ARTICLE FOUR: COVENANTS UNDERTAKEN BY THE PARTIES-SERVICES AND CONSIDERATION THEREFOR

Section 4.01	Contractor agrees to use his best efforts to locate
prospective business entities for possible acquisition by Web4Boats. Contractor also agrees to use his best efforts to locate business entities that Web4Boats may enter into marketing agreements with for the express purpose of selling products. The parties recognize that Contractor has expertise and professional relationships that may produce such potential business acquisitions and/or contacts for the benefit of Web4Boats. The parties hereto affirm that this is a "best efforts" agreement that obligates Contractor to use all of his expertise and time in his best efforts to actually locate any and all prospective businesses that Web4Boats may have an interest in either acquiring outright, merge with, or form other business relations with that would benefit Web4Boats, including: partnerships-both limited and general, joint ventures and professional associations.

Section 4.02	It is recognized and affirmed by the parties hereto, that
Contractor will not compete with Web4Boats during the term of this agreement, and will not directly or indirectly seek to consult with other business entities, whether corporate, partnership or sole proprietorship, that have an interest in, or for the purpose of, acquiring, as expressed herein, businesses for potential acquisition or marketing arrangements.

Section 4.03	Contractor agrees to communicate regularly with Web4Boats, or its designated agent, and to keep Web4Boats fully informed on his activities with respect to the obligations assumed herein. As part of this obligation to communicate, Contractor may provide Web4Boats with monthly written reports describing his activities and efforts. Alternately, Contractor may choose to periodically communicate over the telephone with Web4Boats or its designated agent, and so inform Web4Boats of his activities with respect to the services provided for hereunder.

Section 4.04	As compensation for the faithful services assumed herein by
Contractor, Web4Boats agrees to pay to Contractor two hundred and fifty thousand (250,000) shares of securities in Web4Boats.com, Inc. (OTCBB Symbol
EBOT). It is specifically agreed to by the parties hereto that the subject securities paid as consideration for the services rendered hereunder shall be registered as soon as possible after the execution of this agreement with the Securities and Exchange Commission.

ARTICLE FIVE: MODIFICATION

Section 5.01	This agreement, and the terms hereunder, cannot be modified
unless by a signed writing executed by the parties hereto. The parties acknowledge that this agreement is the final expression of their agreement, and merges any and all previous oral and written agreements, negotiations and communications.

ARTICLE SIX: GOVERNING LAW

Section 6.01	This agreement shall be governed and interpreted by the laws of the State of California.

ARTICLE SEVEN: EFFECT OF WAIVER

Section 7.01	The waiver by either party of any particular clause or part of this agreement, or any obligation hereunder, shall not constitute a waiver of any or all of the remaining portions of this agreement. Likewise, the waiver by either party of any specific remedy, or part thereof, provided for under this agreement, shall not limit the waiving party's right to any other remedy provided for under the law of the State of California.

ARTICLE EIGHT: AUTHORITY TO BIND PRINCIPALS

Section 8.01	Each party hereto acknowledges that they have complete
authority to enter into this agreement either individually, or in a representative or agency capacity with a corporate, or other business entity.

ARTICLE NINE: NO EMPLOYMENT RELATIONSHIP

Section 9.01	Throughout the term of this agreement, and any subsequent
renewals, it is expressly understood and agreed to that at no time will Contractor become an employee of Web4Boats. Rather, in performing the services for hire hereunder, Contractor will remain an independent contractor. Contractor agrees to be responsible for any and all taxes payable and due hereunder as arising from this agreement. Should Contractor engage the services of any other person in order to fulfill the terms of this agreement, then it is agreed to that Contractor will be solely responsible to pay that person or persons, and pay any and all legally required taxes, including workers' compensation insurance, for that person or persons. Contractor agrees to further defend and hold Web4Boats harmless from any and all claims for taxes owed or workers' compensation due because of his engaging any other person or persons in the fulfillment of the obligations assumed herein. Such agreement to defend and hold harmless shall include all costs and reasonable attorney's fees.



ARTICLE TEN: CONFIDENTIAL INFORMATION

Section 10.01	The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney's fees as expressed herein.

ARTICLE ELEVEN: ASSIGNMENT

Section 11.01	Neither party hereto may assign this Agreement without the
prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.

ARTICLE TWELVE: NOTICES

Section 12.01	All notices in connection with this Agreement shall be deemed given as of the day they are deposited in the U.S. Mail for delivery to either party at the following addresses:
Web4Boats: P.O. Box 1028, La Jolla, CA 92038; and
Contractor: 2235 East Flamingo Road, Ste. 206, Las Vegas, NV 89119.



Dated:1-24-2001

WEB4BOATS.COM, INC.


By:___/s/ Blair Merriam
 Blair Merriam




Dated:1-24-2001

CONTRACTOR, DANA ANDERSON


By: _/s/  Dana Anderson
Dana Anderson
                                                                  Exhibit 4.2
 CONTRACT FOR PROFESSIONAL SERVICES

	This agreement is entered into by and between Web4Boats.com, Inc., a corporation duly organized and operating under the laws of the State of Delaware, whose principal place of business is P.O. Box 1028, La Jolla, CA 92038, and Mr. Charles Aker, whose business address is 9699 North Hayden Road, Ste. 108, Scottsdale, AZ 85258.

	In consideration of the mutual promises, covenants and representations made herein, the parties agree as follows:

	WHEREAS, Web4Boats.com, Inc. is a corporation duly organized and operating under the laws of the State of Delaware; and

	WHEREAS, Web4Boats.com, Inc. is engaged in the lawful business of expanding its business holdings by attempting to acquire diversified business entities that fit into its business plan and goals, as well as enter into agreements with diversified business entities for the purposes of marketing various products; and,

	WHEREAS, Web4Boats.com, Inc. desires to establish a professional Consulting relationship with Mr. Charles Aker for the express purpose of having Mr. Aker endeavor to use his professional contacts, expertise, and efforts towards presenting Web4Boats.com, Inc. with potential business entities for acquisition by Web4Boats.com, Inc., or for the purpose of allowing Web4Boats.com, Inc. to enter into agreements with other business entities to market various products; and

	WHEREAS, Mr. Charles Aker is desirous of formalizing a contractual Relationship with Web4Boats.com, Inc. for the express purpose of locating prospective and acceptable business entities for possible acquisition by Web4Boats.com, Inc., or for Web4Boats.com, Inc. to enter into agreements with other business entities for the express purpose of marketing various products;

	THUS, THE PARTIES AGREE AS FOLLOWS:


ARTICLE ONE: IDENTIFICATION OF THE PARTIES TO BE BOUND BY THIS
AGREEMENT

Section 1.01	The parties to this agreement are Web4Boats.com, Inc.
[hereafter referred to as Web4Boats] and Mr. Charles Aker [hereafter referred to as Mr. Charles Aker].

Sections 1.02	For the purposes of this agreement, the parties' respective
addresses are: Web4Boats: P.O. Box 1028, La Jolla, CA 92038; and
Mr. Charles Aker: 9699 North Hayden Road, Ste. 108, Scottsdale, AZ 85258.

Section 1.03	Any formal notices or communications needed to be made
pursuant to this agreement, with the exception of typical daily communications necessary in order to fulfill the services which are the subject matter of this agreement, must be made to the respective parties at the addresses indicated in
Section 1.02

ARTICLE TWO: THE TERM OF THIS AGREEMENT

Section 2.01	This agreement, and the covenants and obligations assumed by the parties hereunder, shall last for a specific term of six (6) months from the date this agreement is signed by the parties hereto. If the parties hereto do not sign this agreement on the same day, then the term of the agreement shall be six (6) months from the latter date this agreement is signed by either party.

Section 2.02	After this agreement becomes effective by both parties signing it, and after the six-month term expires, this agreement may be renewed for another six (6) month term, as long as both parties are amenable to such a renewal. This renewal shall be accomplished by the parties signing a letter of renewal at least thirty (30) days before the original or pending six month term expires. This letter of renewal need only refer to this agreement and this subsection, and essentially state that both parties agree to a single six-month extension.

Both parties must sign the letter of renewal. Once signed, the exact terms of this contract will be extended another six months, along with the same obligations and consideration on each parties behalf, that is, Mr. Charles Aker will continue to provide the same services provided for herein to Web4Boats, and Web4Boats will compensate Mr. Charles Aker similarly as provided for in the first or then pending six month term.

Section 2.03	If the parties do decide to renew the terms of this agreement for a successive six (6) month term, all of the terms, provisions, covenants and obligations of this agreement will be renewed, unless otherwise modified pursuant to the express agreement of the parties herein.

ARTICLE THREE: TERMINATION OF THIS AGREEMENT

Section 3.01	If, after the original six (6) month term of this agreement, neither Web4Boats or Mr. Charles Aker desire to continue on with the provisions hereof, then the declining party shall communicate this fact to the each other at least thirty days before the expiration of the six month term, and the contract will lapse due to expiration of time.

Section 3.02	If, however, either party commits a material breach of the
covenants and obligations assumed hereunder, then, for cause, the non-breaching party may choose to terminate this agreement, and stop either performing the services called for herein, or cease paying the consideration called for in this agreement. A material breach of this agreement will mean either party's failure to live up to the covenants and obligations assumed hereunder. If either party believes that a material breach of this agreement has, or is about to occur, then the ostensible non-breaching party shall communicate in writing with the breaching party and attempt to resolve any dispute. If the dispute cannot be resolved, then the parties agree to submit the dispute to arbitration. The parties shall choose an arbitrator from the list of arbitrators available at the San Diego County Superior Court, located at 330 West Broadway, San Diego, CA, 92101. The parties shall bear the costs of arbitration equally. The parties agree that the arbitration shall be non-binding and shall be governed by the rules set forth in the California Code of Civil Procedure applying to Civil Arbitration. The parties agree that if arbitration or other legal proceedings need to be initiated to enforce the terms or provisions of this agreement, the prevailing party, as that party is determined by an arbitrator or a court of competent jurisdiction, shall have the right to recover all costs and reasonable attorneys fees.

ARTICLE FOUR: COVENANTS UNDERTAKEN BY THE PARTIES-SERVICES AND
CONSIDERATION THEREFOR

Section 4.01	Mr. Charles Aker agrees to use his best efforts to locate
prospective business entities for possible acquisition by Web4Boats. Mr. Charles Aker also agrees to use his best efforts to locate business entities that Web4Boats may enter into marketing agreements with for the express purpose of selling products. The parties recognize that Mr. Charles Aker has expertise and professional relationships that may produce such potential business acquisitions and/or contacts for the benefit of Web4Boats. The parties hereto affirm that this is a "best efforts" agreement that obligates Mr. Charles Aker to use all of his expertise and time in his best efforts to actually locate any and all prospective businesses that Web4Boats may have an interest in either acquiring outright, merge with, or form other business relations with that would benefit Web4Boats, including: partnerships-both limited and general, joint ventures and professional associations.

Section 4.02	It is recognized and affirmed by the parties hereto, that Mr.
Charles Aker will not compete with Web4Boats during the term of this agreement, and will not directly or indirectly seek to consult with other related business entities, whether corporate, partnership or sole proprietorship, that have an interest in, or for the purpose of, acquiring, as expressed herein, businesses for potential acquisition or marketing arrangements.

Section 4.03	Mr. Charles Aker agrees to communicate regularly with
Web4Boats, or its designated agent, and to keep Web4Boats fully informed on his activities with respect to the obligations assumed herein. As part of this obligation to communicate, Mr. Charles Aker may provide Web4Boats with monthly written reports describing his activities and efforts. Alternately, Mr. Charles Aker may choose to periodically communicate over the telephone with Web4Boats or its designated agent, and so inform Web4Boats of his activities with respect to the services provided for hereunder.

Section 4.04	As compensation for the faithful services assumed herein by
Mr. Charles Aker, Web4Boats agrees to pay to Mr. Charles Aker two hundred and fifty thousand (250,000) shares of securities in Web4Boats.com, Inc. (OTCBB Symbol EBOT). It is specifically agreed to by the parties hereto that the subject securities paid as consideration for the services rendered hereunder shall be registered as soon as possible after the execution of this agreement with the Securities and Exchange Commission.

Section 4.05	As additional consideration for the services assumed
hereunder, Web4Boats agrees to pay to Charles Aker one hundred thousand (100,000) shares of restricted securities in Web4Boats, said securities to be restricted and subject to Rule 144 of the Securities Act of 1933.

ARTICLE FIVE: MODIFICATION

Section 5.01	This agreement, and the terms hereunder, cannot be modified
unless by a signed writing executed by the parties hereto. The parties acknowledge that this agreement is the final expression of their agreement, and merges any and all previous oral and written agreements, negotiations and communications.

ARTICLE SIX: GOVERNING LAW

Section 6.01	This agreement shall be governed and interpreted by the laws of the State of California.

ARTICLE SEVEN: EFFECT OF WAIVER

Section 7.01	The waiver by either party of any particular clause or part of this agreement, or any obligation hereunder, shall not constitute a waiver of any or all of the remaining portions of this agreement. Likewise, the waiver by either party of any specific remedy, or part thereof, provided for under this agreement, shall not limit the waiving party's right to any other remedy provided for under the law of the State of California.

ARTICLE EIGHT: AUTHORITY TO BIND PRINCIPALS

Section 8.01	Each party hereto acknowledges that they have complete
authority to enter into this agreement either individually, or in a representative or agency capacity with a corporate, or other business entity.


ARTICLE NINE: NO EMPLOYMENT RELATIONSHIP

Section 9.01	Throughout the term of this agreement, and any subsequent
renewals, it is expressly understood and agreed to that at no time will Mr. Charles Aker become an employee of Web4Boats. Rather, in performing the services for hire hereunder, Mr. Charles Aker will remain an independent contractor. Mr. Charles Aker agrees to be responsible for any and all taxes payable and due hereunder as arising from this agreement. Should Mr. Charles Aker engage the services of any other person in order to fulfill the terms of this agreement, then it is agreed to that Mr. Charles Aker will be solely responsible to pay that person or persons, and pay any and all legally required taxes, including workers' compensation insurance, for that person or persons. Mr. Charles Aker agrees to further defend and hold Web4Boats harmless from any and all claims for taxes owed or workers' compensation due because of his engaging any other person or persons in the fulfillment of the obligations assumed herein. Such agreement to defend and hold harmless shall include all costs and reasonable attorney's fees.

ARTICLE TEN: CONFIDENTIAL INFORMATION

Section 10.01	The parties understand and acknowledge that each of them (and their respective employees, consultants and subcontractors) may have disclosed to it, in connection with the rendition of services and performance of their obligations of this agreement, confidential and/or proprietary information of the other party. The parties hereto agree that said confidential or proprietary information shall be held strictly confidential, and that should legal action become necessary to enforce this clause, the non-breaching party shall recover costs and attorney's fees as expressed herein.

ARTICLE ELEVEN: ASSIGNMENT

Section 11.01	Neither party hereto may assign this Agreement without the
prior written consent of the other party signed by such other party's duly authorized representative, which consent may be given or withheld in the sole discretion of the applicable party whose consent is requested.



ARTICLE TWELVE: NOTICES

Section 12.01	All notices in connection with this Agreement shall be deemed given as of the day they are depositedin the U.S. Mail for delivery to either party at the following addresses:
Web4Boats: P.O. Box 1028, La Jolla, CA 92038; and
Mr. Charles Aker: 9699 North Hayden Road, Ste. 108, Scottsdale, AZ 85258.


Dated:1-24-01

WEB4BOATS.COM, INC.


/s/ Blair Merriam
Mr. Blair Merriam




Dated:1-24-01

MR. CHARLES AKER

/s/ Charles Aker

                                                                  Exhibit 5.1

MARK CARTON, Attorney at Law_________________________________________________
                                            2744 Sacramento Street, Suite 208
                                              San Francisco, California 94115
                                                          Tel: (415) 567-5517
                                                          Fax: (415) 563-4202
                                                        mcarton@earthlink.net



                                January 26, 2001

Web4Boats.com, Inc.
P.O. Box 1028
La Jolla, CA 92038

		Re:  Opinion of Counsel - Registration Statement on Form S-8

Gentlemen:

	I have acted as counsel for Web4Boats.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement") relating to 1,100,000 shares of the Company's Common Stock, $.001 par value, (the "Common Stock") issuable pursuant to the Company's plans with Dennis Schlagel; Dana Anderson;Charles Aker(the "Plans").

     	I have examined and am familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such statutes, documents, corporate records and certificates of public officials as I have deemed necessary for the purposes of this opinion, including, but not limited to the following: (i) the Articles of Incorporation, as amended; (ii) the Bylaws of the Company, as amended; and (iii) the record of all action taken by the Board of Directors of the Company in connection with any matters covered by this opinion.

     Based on the foregoing, it is my opinion that the shares of Common Stock issuable under the Plans are duly authorized and, when issued in accordance with the Plans, will be validly issued, fully paid and nonassessable.

      Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

					MARK CARTON

                              /s/ Mark Carton








                                                                Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 18, 2000 appearing in Web4Boats.com, Inc.'s Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-KSB for the fiscal year ended March 31, 2000.




/s/ Carl S. Sanko
- ----------------------
Carl S. Sanko

Topanga, California
January 26, 2001